LANPROFESSIONAL, INC.

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement"), effective the date indicated on the signature page hereto (the "Effective Date"), is entered into by and between LanProfessional, Inc., a Canadian corporation ("Company"), and Sunil K. Sethi, an individual residing in Ottawa, Canada (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, Employee is presently employed by LanProfessional, Inc. as President;

                  WHEREAS, concurrent with the execution of this Agreement, The ForeFront Group, Inc., a Delaware corporation ("ForeFront") has acquired all of the outstanding shares of LanProfessional, Inc. (the "Transaction") pursuant to that certain Acquisition Agreement dated the date hereof (the "Acquisition Agreement");

                  WHEREAS, pursuant to the Acquisition Agreement, the Company has agreed to employ the Employee as Chief Technology Officer of the Company, effective upon closing of the Transaction;

                  WHEREAS, the Employee wishes to accept such employment and perform such duties on such terms and conditions and for such consideration;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Employee and Company do hereby agree as follows:

                  1. EMPLOYMENT, DUTIES and TERM. Employee hereby agrees to be employed by Company as Chief Technology Officer. Employee shall report to Ernest Rapp, Chief Financial Officer of Company, and shall be responsible for directing ForeFront's product development efforts relating to the Computer Based Training market, as more fully described on Exhibit A hereto, in addition to other functions that may be required and agreed upon from time to time. While employed by Company, Employee agrees to devote Employee's full productive efforts to the business of Company. Employee may have no other sources of active employment while employed by Company. Employee understands and agrees that this Agreement and Employee's status as an employee of Company creates a fiduciary duty which the Employee owes to Company, which duty the Employee promises to fulfill.

                  This Agreement shall be for an initial term ("Initial Term") of two years from the date hereof. Notwithstanding the above, Employee's employment may be terminated by Company at any time if the Employee: (i) is convicted of or pleads nolo contendere to a felony offense or a crime of moral turpitude; (ii) materially breaches this Agreement and fails to cure such breach within thirty (30) days of notice of such breach by Company; (iii) engages in willful misconduct, gross neglect of Employee's duties, or an activity which constitutes a material conflict of interest with Employee's job; (iv) is reasonably determined by Company to be fully disabled and unable to perform Employee's duties; (v) dies; or (vi) has materially misrepresented Employee's skills, past employment, education, or any other matter discussed between Company and Employee prior to commencement of employment hereunder, including without limitation, information supplied to Company by the Employee in connection with the Transaction. In addition,
Employee may terminate, the Agreement at any time prior to its expiration or other termination upon 30 days prior written notice to the Company. In such cases, Employee will receive only Employee's compensation to date of termination.

                  2.       COMPENSATION.

                  2.1 Salary. In consideration of the performance of duties hereunder, Company agrees to pay the Employee a monthly salary of $11,666.67 U.S.D. for the first twelve month period during the Initial Term. Such amount shall be increased for the second year of the Initial Term by an amount not less than 10%. Employee shall also be eligible to receive a bonus of up to 25% of base salary each year during the Initial Term, based upon the achievement of certain objectives and CBT product deliverables during each year of the Initial Term, as described on Exhibit A hereto. Company may withhold from any amounts payable under this Agreement, all Canadian, United States, provincial, city or other taxes as may be required pursuant to any law or governmental regulation or ruling or Company's policy, and to remit same when withheld.

                  2.2 Equity. In consideration of Employee entering into this Agreement and Employee's performance of duties hereunder, Company agrees to grant Employee a non-qualified stock option for 75,000 shares of Common Stock of ForeFront which shares vest and are exercisable as follows: 25% (18,750 shares) shall vest upon the completion of the first year of employment of the Initial Term and 1/12 of such amount (6,250 shares) shall vest upon the completion of each consecutive three (3) month period of continuous employment in the position described above following such initial year, provided that if Employee's employment is terminated by Company without cause prior to the expiration of two years of full time employment with Company, Employee shall become automatically vested in the shares which would have vested during such two year period had such termination not occurred. The options shall have an exercise price equal to the fair market value of ForeFront's Common Stock on the date hereof.

                  2.3 Benefits. The Employee will also continue to receive other benefits from time to time normally provided to employees of ForeFront, on the same terms as ForeFront employees, unless such benefits are not available for employees residing in Canada. Notwithstanding the above, there shall be no obligation to commence any benefit plan, or to continue any plan once commenced, so long as such impacts all other ForeFront employees similarly. Employee shall be entitled to credit toward ForeFront's vacation policy for all time worked at LanProfessional, Inc.

                  2.4 Reimbursement. While employed hereunder, Company agrees to reimburse the Employee for all reasonable and necessary business expenses in accordance with Company's expense reimbursement policy, which expenses have been approved in advance.

                  2.5 Severance. Notwithstanding anything herein to the contrary, in the event that Company terminates Employee's employment, other than for cause, at any time after the Initial Term of 2 years, Company agrees to continue Employee's salary for a period of 14 days or such longer period or may be required under applicable law; furthermore, should Employee's employment be terminated during the Initial Term of 2 years as a result of an acquisition of ForeFront by a third party, this Agreement shall be cancelled, subject to the payment to Employee of six months salary as severance, and no other amounts shall be owing to Employee hereunder.

                  3.       PROPRIETARY RELATIONSHIP.

                  3.1 Disclosure of Confidential Information. No Confidential Information or anything directly related to it shall be used by the Employee for the benefit of the Employee or any third party, nor shall such Confidential Information be disclosed to a third party, without the prior written consent of Company, except as may be necessary in the ordinary cause of performing the Employee's duties for Company and only for the benefit of Company. "Confidential Information" shall mean all of: (a) information pertaining to the design and development of all commercial products of Company and its affiliates and subsidiaries that is not generally known within the industry in which Company or any of its affiliates or subsidiaries is engaged and that is disclosed to, learned by or developed by the Employee in the performance of his duties during Employee's employment by Company; (b) ForeFront's and the Company's customer lists, sales data, pricing formulas, marketing strategies, sales methods and processes, and other proprietary information acquired by Employee in the performance of employment duties for Company; and (c) anything which would be considered "confidential" under Ontario law.

                  3.2 Exemption. Confidential Information shall not include information that:

                  (a) at the time of its disclosure, is publicly available through no fault of the Employee;

                  (b) at the time of its disclosure, is, without fault of the receiving party, part of the public domain;

                  (c) subsequent to its disclosure hereunder, is obtained by the Employee from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party; or

                  (d) is required to be disclosed under court or governmental order, rule or regulation.

                  3.3 Return of Data. In the event of the termination of employment of the Employee for any reason, the Employee will deliver to Company all documents, notebooks, designs, specifications, customer lists, drawings, software, manuals, reports, plans and other data of any nature containing Confidential Information or relating to the business of Company, and the

Employee will not deliver to anyone else any of such documents or data or any reproduction of such documents or data containing Confidential Information or relating to the business of Company.

                  3.4 Disclosure and Assignment of Inventions. The Employee agrees to make prompt and complete disclosure to Company of every Invention. "Inventions" shall mean all improvements, discoveries, inventions, whether patentable or not, copyrightable works, copyrights, trade secrets, formulae, processes, techniques, and other developments and advances which are related to or useful in the actual or anticipated business of Company and that are developed, conceived or reduced to practice or learned by the Employee, either alone or jointly with others, during Employee's employment by Company or result from tasks assigned to the Employee by Company or result from use of premises or equipment owned, leased, or contracted for by Company. The Employee agrees that Company shall have sole ownership rights to all Inventions and agrees to cooperate fully, at no expense to the Employee, with Company to secure and defend Company's said ownership rights. The Employee hereby assigns to Company any rights the Employee may acquire in any such Inventions.

                  3.5 No Conflict.  The Employee  represents  and warrants that:
(a) as a matter of record, the Employee has identified on Exhibit B attached hereto all inventions or improvements relevant to the subject matter of Employee's employment by Company which have been made or conceived or first reduced to practice by the Employee alone or jointly with others prior to Employee's engagement by Company, which the Employee desires to remove from the operation of this Agreement; and the employee covenants that such list is complete. If there is no such list on Exhibit B, the Employee represents that the Employee has made no such inventions and improvements at the time of signing this Agreement;

                  (b) performance of all the terms of this Agreement by the Employee and as an employee of Company does not and, to the best of the Employee's present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by the Employee in confidence or in trust prior to the Employee's employment by Company. The Employee has not entered into, and will not enter into, any agreement either written or oral in conflict herewith. The Employee is not at the present time restricted from being employed by Company or entering into this Agreement;

                  (c) as part of the consideration for the offer of employment extended to the Employee by Company and of the Employee's employment or continued employment by Company, the Employee has not brought and will not bring with the Employee to Company or use in the performance of the Employee's responsibilities at Company any materials or documents of a former employer which are not generally available to the public, unless the Employee has obtained written authorization from the former employer for their possession and use; and

                  (d) in the Employee's employment with Company, the Employee is not to breach any obligation of confidentiality or duty that the Employee has to former employers and the Employee agrees that all such obligations during the Employee's employment with Company shall be fulfilled.

                  4.       NON-COMPETITION.

                  4.1 Restrictions While Employed. In consideration of employment or continued employment, as the case may be, and the compensation received by the Employee from Company while employed by Company, the Employee agrees to refrain from working for or providing consulting or other services, directly or indirectly, in connection with a Conflicting Product anywhere in the world, whether or not to a Competitive Business (as defined below). "Conflicting Product" shall mean any commercial product, or any information pertaining to the design, development and marketing of such product, that provides essentially similar form, fit and function as, and competes or proposes to compete with, a commercial product developed by Company.

                  4.2 Restrictions After Termination. In consideration of employment or continued employment, as the case may be, the compensation received by the Employee from Company while employed by Company, the Employee agrees that until the expiration of twelve months after the termination of the Employee's employment with Company or three years from the date of this Agreement, whichever is longer, (the "Restricted Period") he shall not, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other capacity, engage in the development, sale, marketing, licensing or support of software products that compete with, directly or indirectly, software products owned or licensed by Company or ForeFront, or any of their subsidiaries or affiliates, including any products in development or design at the time of such termination (the "Competitive Business") wherever the Company or ForeFront, or any of their subsidiaries or affiliates conducts such business and only for so long as the Company or ForeFront, or any of its subsidiaries or affiliates is engaged in such business. Notwithstanding anything to the contrary herein, Employee may, without violating the provisions of this
Section 4.2, (i) purchase and hold up to 5% of any entity whose shares are publicly traded on NASDAQ or any U.S. or foreign stock exchange (a "Public Company"), whether or not such entity competes with Company or any affiliate thereof; (ii) purchase up to 5% of any privately-held company or more than 5% of any Public Company (in either case as a passive investor) provided that at the time of the investment such Employee reasonably believed that such entity was not engaged and had no present intention to engage in, a Competitive Business and continue to hold such investment even if such entity unbeknownst to him is engaged in a Competitive Business or subsequently enters into a Competitive Business; (iii) enter into a relationship as a principal, agent, employee, consultant or in any other representative capacity with an entity that Employee reasonably believes, at the initiation of such relationship, is not engaged in, and has no present intention of engaging in, a Competitive Business, provided that if such entity subsequently engages in such Competitive Business, Employee may only maintain such relationship if he does not personally directly engage in such Competitive Business and such entity has annual revenues in excess of $100 million in its most recent fiscal year.

                  4.3 Other Agreements. In consideration of employment or continued employment as the case may be, and the compensation received by the Employee from Company while employed by Company, the Employee hereby further agrees that Employee will not, during the Restricted Period, (i) solicit, for himself or others, any person or entity that is or was a customer of ForeFront or the Company while Employee was employed by Company, for any purpose or activity that is directly competitive with the business of ForeFront or the Company or solicit the employment or services of any person who is employed full-time by ForeFront or the Company or (ii) solicit, recruit or hire, or assist any person, firm, corporation, association or other entity in the solicitation, recruitment or hiring of, any person then engaged by ForeFront or the Company as an employee, officer, director or consultant, or so engaged by ForeFront or the Company within the then prior six (6) months.

                  4.4 Severability of Provisions. The Employee hereby acknowledges and agrees that the scope of the foregoing covenants are reasonable and necessary to protect the interests of the Company and ForeFront. While the restrictions set forth in this Article 4 are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Company and ForeFront or for any other reason but would be valid if part of the wording thereof were deleted or the periods (if any) thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restrictions shall apply with such modifications as may be necessary to make them valid and effective and such provisions shall be modified accordingly.

                  5.       MISCELLANEOUS.

                  5.1 Notice. For purposes of this Agreement, notices and all other communications provided for or permitted herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Company:

                           The ForeFront Group, Inc.
                           1360 Post Oak Boulevard, Suite 2050
                           Houston, Texas 77056
                           Attn: The President

If to the Employee, at the address identified on the signature page hereof, or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

                  5.2 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario, Canada.

                  5.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  5.4 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provisions shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

                  5.5   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same Agreement.

                  5.6 Headings. The article and section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

                  5.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, that is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof that is not contained in this Agreement hereto shall be valid or binding.

                  5.8 Amendments. No amendment or modification to this Agreement will be effective unless it is in writing and signed by duly authorized representatives of both parties.

                  5.9 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                  5.10 Survival. The provisions of Articles 3 and 4 herein shall survive any termination of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of September _______, 1997 (the "Effective Date").

LANPROFESSIONAL, INC.                            EMPLOYEE:


By: /s/ David Sikora                             By: /s/ Sunil Sethi
--------------------------                       -------------------------------
Name: David Sikora                               Name: Sunil Sethi
--------------------------                       -------------------------------
Title: President                                 Address:
--------------------------                       -------------------------------

                                    EXHIBIT A

                                   Job Duties

The Employee's duties shall be:

                  (1)      Evaluation of Computer Based Training Technologies
                           (i)      new products
                           (ii)     development tools

                  (2)      Product Design and Development

                  (3)      Research
                           (i)      CBT engines
                           (ii)     CBT user interfaces

                  (4)      Management of Technical Team including
                           (i)      Graphic Designers
                           (ii)     Compilers
                           (iii)      Course Developers
                           (iv)     evaluation of Human Resource requirements
                           (v)      problem solving
                           (vi)     conflict resolution


                            Milestones and Objectives

Employee's aggregate possible bonus shall be payable in four equal quarterly installments, consisting of $8,750.00 each, upon and subject to the satisfactory delivery of the product deliverable objectives within budget as provided in Exhibit A-1 attached hereto and incorporated herein.


Any of the products specified in Exhibit A-1 which are not completed and delivered in a satisfactory condition within the time period and budget indicated, shall result in the applicable portion of the bonus to be forfeited by Employee.

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


                                    EXHIBIT B


1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LanProfessional, Inc. (the "Company") which have been made or conceived or first conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         No inventions or improvements

         See below

         All inventions.


         Additional sheets attached

2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

         No materials

         See below

                  The "Guide" computer program licensed to the employee by the University of Minnesota for use by the employee in the research he is conducting to obtain a postgraduate degree.



         Additional sheets attached

         The signature below confirms that my continued possession and use of these materials is authorized.



         Name:
         ----------------------------


                                       -9-